                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12

                                CYBERONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies: N/A

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     (2) Aggregate number of securities to which transaction applies: N/A

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

--------------------------------------------------------------------------------
         Proposed maximum aggregate value of the transaction: N/A

--------------------------------------------------------------------------------
         Total fee paid: N/A

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A

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     (3) Filing Party: N/A

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     (4) Date Filed: N/A

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

                                CYBERONICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Cyberonics, Inc., a Delaware corporation, will be held on Friday, January 28, 2000, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 2500 South Shore Boulevard, League City, Texas, for the following purposes:

          1. To elect seven directors to serve for the following year and until their successors are duly elected;

          2. To approve the amendment and restatement of Cyberonics' Certificate of Incorporation for the purpose of increasing the authorized number of shares of Common Stock by 25,000,000 shares;

          3. To ratify the appointment of Arthur Andersen LLP as independent accountants of Cyberonics for the fiscal year ending June 30, 2000; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on November 30, 1999, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                     Sincerely,

                                     ROBERT P. CUMMINS

                                     President and Chief Executive Officer

Houston, Texas
December 20, 1999

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                                CYBERONICS, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 28, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Cyberonics, Inc. for the Annual Meeting of Stockholders to be held on Friday, January 28, 2000, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 2500 South Shore Boulevard, League City, Texas, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These Proxy solicitation materials were mailed on or about December 20, 1999 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Only stockholders of record at the close of business on November 30, 1999 (the "Record Date"), are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of Cyberonics as of such date consisted of 17,845,299 shares of Common Stock, $.01 par value. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors -- Securities Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     The enclosed proxy is revocable at any time before its use by delivering to Cyberonics a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

VOTING AND SOLICITATION

     Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for seven nominees and the seven nominees with the greatest number of votes will be elected.

     Cyberonics will bear the cost of soliciting proxies. We have retained the services of D.F. King & Co. to aid in the solicitation of proxies from bankers, bank nominees and other institutional owners (and beneficial owners of shares held by brokerage firms). We estimate that we will pay D.F. King & Co. a fee not to exceed $6,500 for its services and will reimburse D.F. King & Co. for certain out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation personally or by telephone, telecopy or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling president to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of Cyberonics which are intended to be presented by such stockholders at our 2000 Annual Meeting must be received by us no later than August 23, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holder discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy related to that meeting, the stockholder must give notice to us in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no later than August 23, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

     A Board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for Cyberonics' seven nominees named below. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

     The names and certain information about Cyberonic's nominees, including their ages as of the Record Date are set forth below:

                                                                            DIRECTOR
NAME                         AGE            PRINCIPAL OCCUPATION             SINCE
----                         ---            --------------------            --------
Robert P. Cummins..........  45    President and Chief Executive Officer      1988
                                     of Cyberonics
Reese S. Terry, Jr. .......  57    Chairman of the Board, Executive Vice      1987
                                     President and Secretary of
                                     Cyberonics
Stanley H. Appel, M.D. ....  66    Chairman, Baylor College of Medicine,      1996
                                     Department of Neurology
Tony Coelho................  57    Independent Business Consultant            1997
Thomas A. Duerden,           70    Independent Business Consultant            1989
  Ph.D. ...................
Michael J. Strauss, M.D....  47    Internist and Health Policy Consultant     1997
Alan J. Olsen..............  52    Independent Business Consultant            1999

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of Cyberonics.

     Mr. Cummins became a director of Cyberonics in June 1988. He was appointed President and Chief Executive Officer of Cyberonics in September 1995. Until September 1995, he was also a general partner of Vista Partners, L.P., a venture capital partnership which he joined in 1984, a general partner of Vista III Partners, L.P., a venture capital firm formed in 1986 and Vice President of Vista Ventures Inc., a venture capital advisory firm. Until July 1998, Mr. Cummins was also a director of Sigma Circuits Inc., a manufacturer of electronic interconnect products.

     Mr. Terry co-founded Cyberonics in December 1987 and served as a Director and Chief Executive Officer of Cyberonics until February 1990, when he became Chairman of the Board and Executive Vice President. Mr. Terry has also served as Secretary of Cyberonics from its inception and as President of Cyberonics for four months in 1995. From 1976 to 1986, Mr. Terry held executive positions with Intermedics, Inc., a medical device and electronics company, including serving as Vice President of Engineering, Vice President of Corporate Technical Resources and, most recently, as Vice President of Quality.

     Dr. Appel has been a director of Cyberonics since December 1996 and the chair of Company's Scientific Advisory Board since its formation in 1994. Since 1977, Dr. Appel has been Chairman of the Department of Neurology, Baylor College of Medicine.

     Mr. Coelho has been a director of Cyberonics since March 1997 and an independent business consultant since June 1998. From October 1996 to June 1998, Mr. Coelho was the Chairman and Chief Executive Officer of ETC w/tci, the Washington-based education, training and communications subsidiary of Tele-Communications, Inc. From January 1990 to September 1995, Mr. Coelho served as the President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc., an asset management firm, and from October 1989 to September 1995, he served as Managing Director of Wertheim Schroder and Co., an investment banking firm. Mr. Coelho served in the United States House of Representatives from California from 1979 to 1989, and served as House Majority Whip from 1986 to 1989. Mr. Coelho is also on the Board of Directors of Pinnacle Global Group, Inc., a public holding company, Service Corporation International, a funeral service corporation, and IFC Kaiser International, an engineering and project, construction, and program management service provider.

     Dr. Duerden has been a director of Cyberonics since March 1989 and an independent business consultant since January 1990. Since 1997, Dr. Duerden has been a non-executive Director of PathSource, a privately held company which is bringing together formerly independent laboratories. From December 1988 through January 1990, Dr. Duerden served as Chairman of the Board and Chief Executive Officer of Tonometrics, Inc., a medical diagnostic device company. From 1979 through 1988, Dr. Duerden served as Chairman and Chief Executive Officer of Electro Biology, Inc., an orthopedic device company.

     Dr. Strauss has been a director of Cyberonics since March 1997. He is an internist and health policy consultant. In 1988, Dr. Strauss co-founded Health Technology Associates, Inc., now known as Covance Health Economics and Outcomes Services Inc., a consulting and research services firm specializing in third-party payor issues, and currently serves as Executive Vice President. He also is on the Board of Directors of Endocare, Inc. and on the Medicare Coverage Advisory Committee.

     Mr. Olsen has been a director of Cyberonics since June 1999. He has over twenty-five years of medical device sales and marketing experience at Smith & Nephew Richards, Danek Medical and Sofamor Danek Group. He was founder and President of Danek Medical, a pioneer in the spinal fixation device market which later became part of Sofamor Danek Group. He served as a Director of Sofamor Danek Group from 1985 to 1993. He is currently an independent business consultant, which he has been for more than the past five years, and serves on the boards of several private and charitable organizations.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of eight meetings and acted by written consent two times during the fiscal year ended June 30, 1999. The Board has an Audit Committee and a Compensation Committee. There is no nominating committee or other committee performing a similar function.

     The Audit Committee, which consists of Thomas A. Duerden and Michael J. Strauss, M.D., held seven meetings during the fiscal year ended June 30, 1999. This Committee recommends engagement of our independent public accountants and is primarily responsible for approving the services performed by such accountants and for reviewing and evaluating our accounting principles and our system of internal accounting controls.

     The Compensation Committee, which consists of Tony Coelho and Stanley H. Appel, held three meetings and acted by written consent 36 times during the fiscal year ended June 30, 1999. This Committee establishes salary and incentive compensation of our executive officers and administers employee benefit plans.

     During the fiscal year ended June 30, 1999, all current directors attended at least seventy five percent of the meetings of the Board of Directors and the number of meetings held by committees on which the director served, except Dr. Appel who attended five meetings of the Board of Directors and three meetings of the Compensation Committee.

BOARD COMPENSATION

     Directors do not receive any cash compensation for their services as members of the Board of Directors. Nonemployee directors are eligible for discretionary option grants under our 1996 Option Plan. During fiscal 1999, each nonemployee director, excluding Mr. Olsen, was granted an option to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options vest as to 1/60th of the shares each month following the grant date until fully vested.

     During fiscal 1999, Mr. Olsen was granted an option to purchase 35,000 shares of Common Stock at the time he was appointed to the Board and an option to purchase 15,000 shares of Common Stock in connection with certain consulting services rendered to Cyberonics. Both options had per share exercise prices equal to the fair market value of the Common Stock on the date of grant and vest as to 1/60th of the shares each month following the grant date until fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of Cyberonics Common Stock (i) by each person known by Cyberonics to own beneficially more than five percent of the outstanding shares of Cyberonics Common Stock, (ii) by each director of Cyberonics, (iii) by each of the Chief Executive Officer and four other most highly paid executive officers of Cyberonics who earned over $100,000 in fiscal 1999 and were officers as of the Record Date and (iv) by all directors and executive officers as a group. Except as otherwise noted below, we know of no agreements among our stockholders which relate to voting or investment of their shares of Cyberonics Common Stock.

                                                         SHARES
                                                      BENEFICIALLY   PERCENTAGE OF OUTSTANDING
NAME OF BENEFICIAL OWNER                                OWNED(1)          SHARES OWNED(1)
------------------------                              ------------   -------------------------
The Clark Estates(2)...............................    1,426,208                8.0%
  30 Wall Street
  New York, NY 10005
RHO Management Partners, L.P. .....................    1,066,386                6.0%
  124 Dune Road
  Quque, NY 11959
St. Jude Medical, Inc.(3)..........................    1,051,818                5.9%
  One Lillehei Plaza
  St. Paul, MN 55117-9983
FMR Corp. .........................................    1,045,300                5.9%
  82 Devonshire Street
  Boston, MA 02109
Reese S. Terry, Jr.(4).............................      715,500                4.0%
Robert P. Cummins(5)...............................      651,868                3.6%
William H. Duffell, Jr., Ph.D.(6)..................      174,983                1.0%
Shawn P. Lunney(7).................................      157,216           *
Stephen D. Ford(8).................................      161,633           *
Stanley H. Appel, M.D.(9)..........................      137,550           *
Thomas A. Duerden, Ph.D.(10).......................       75,250           *
Tony Coelho(11)....................................       62,100           *
Michael J. Strauss, M.D.(12).......................       52,500           *
Alan J. Olsen(13)..................................        9,308           *
All executive officers and directors as a group (10
  persons)(14).....................................    2,242,158               11.8%

---------------

  * Less than 1%

 (1) Based on total shares outstanding of 17,845,299 as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Cyberonics Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Cyberonics Common Stock shown as beneficially owned by them.

 (2) Pursuant to a letter agreement dated March 28, 1997, the Clark Estates is entitled to designate one person to serve on our Board of Directors for as long as the Clark Estates retains at least 600,000 of the aggregate of 901,408 shares of Common Stock purchased on such date by parties affiliated with the Clark Estates. To date, the Clark Estates has not exercised this right.

 (3) In connection with the acquisition of these shares, St. Jude also entered into a Stockholders' Agreement which provides, among other things, that St. Jude will not acquire additional shares of Common Stock.

 (4) Includes 134,500 shares held in trusts for the benefit of Mr. Terry's children of which Mr. Terry serves as trustee. Also includes 44,500 shares subject to options exercisable on or before January 29, 2000.

 (5) Includes 10,000 shares held in trust for the benefit of Mr. Cummins' children of which Mr. Cummins serves as trustee. Also includes 479,168 shares subject to options exercisable on or before January 29, 2000.

 (6) Includes 113,735 shares subject to options exercisable on or before January 29, 2000.

 (7) Includes 149,916 shares subject to options exercisable on or before January 29, 2000.

 (8) Includes 99,167 shares subject to options exercisable on or before January 29, 2000. Mr. Ford resigned from his position in September 1999.

 (9) Includes 93,750 shares subject to options exercisable on or before January 29, 2000.

(10) Includes 53,750 shares subject to options exercisable on or before January 29, 2000.

(11) Includes 55,000 shares subject to options exercisable on or before January 29, 2000.

(12) Includes 35,000 shares subject to options exercisable on or before January 29, 2000.

(13) Includes 5,833 shares subject to options exercisable on or before January 29, 2000.

(14) Includes 1,173,569 shares subject to options held by executive officers and directors, which options are exercisable on or before January 29, 2000. Also includes shares which may be determined to be beneficially owned by executive officers and directors. See Notes 4 through 13.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders, assuming reinvestment of all dividends, of our Common Stock since June 30, 1994 to the cumulative total return over such period of (i) the Standard & Poor's 500 Index and (ii) the Standard & Poor's Medical Products & Supplies Index. The graph assumes that $100 was invested on June 30, 1994 in our Common Stock and in each of the comparative indices. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

                                    [CHART]

                                           6/30/94   6/30/95   6/30/96   6/30/97   6/30/98   6/30/99
                                           -------   -------   -------   -------   -------   -------
Cyberonics, Inc. ........................   100.0      51.6      77.4     100.0     137.1     161.3
S&P 500..................................   100.0     122.6     151.0     199.2     255.2     309.0
S&P Medical..............................   100.0     150.8     195.9     256.9     340.9     402.9

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by us for the year ended June 30, 1999 to the Chief Executive Officer and each of our other most highly compensated executive officers whose total compensation exceeded $100,000. These officers are referred to as the named executive officers:

                                                                           SECURITIES
                                                                           UNDERLYING
                                                                           OPTIONS(#)
                                                                          ------------
                                                   SALARY($)   BONUS($)    LONG-TERM
                                          FISCAL   ---------   --------   COMPENSATION    ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR    ANNUAL COMPENSATION       AWARDS      COMPENSATION
---------------------------               ------   --------------------   ------------   ------------
Robert P. Cummins.......................   1999    $200,000    $50,000      100,000        $   420(1)
  President and Chief Executive Officer    1998     200,000     56,000      250,000            253(1)
                                           1997     196,596     68,530      356,000            294(1)
Reese S. Terry, Jr. ....................   1999    $147,000    $36,750           --        $ 4,214(1)
  Chairman of the Board and Executive      1998     147,000     41,160           --          4,114(1)
  Vice President                           1997     146,693     32,596       63,500          6,705(1)
William H. Duffell, Jr., Ph.D. .........   1999    $157,500    $39,375           --        $   363(1)
  Vice President, Clinical and
     Regulatory                            1998     157,500     44,100       51,235            257(1)
  Affairs                                  1997     157,356     32,963       90,000         13,952(2)
Shawn P. Lunney.........................   1999    $144,231    $87,500(3)    25,000        $25,294(1)(4)
  Vice President, Marketing                1998     125,000     37,500      104,750            126(1)
                                           1997     112,000     63,189       50,000            126(1)
Stephen D. Ford(5)......................   1999    $141,231    $37,500           --        $   323(1)
  Vice President, Manufacturing            1998     119,423     36,435       85,000            130(1)
                                           1997     112,141     33,600       50,000            130(1)

---------------

(1) Represents premiums paid by Cyberonics for term life insurance (except as set forth below).

(2) Represents $332 paid by Cyberonics for term life insurance and $13,650 paid to Dr. Duffell for expenses related to relocation to Houston.

(3) During fiscal 1999, Mr. Lunney also performed the duties of Area Sales Director for which he earned an additional bonus of $50,000.

(4) Also includes $25,000 paid to Mr. Lunney for sales awards.

(5) Mr. Ford resigned from his position with Cyberonics in September 1999.

     Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the year ended June 30, 1999 to each of the named executive officers:

INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------
                                             PERCENT OF                                   POTENTIAL REALIZABLE VALUE
                               NUMBER OF    TOTAL OPTIONS                                   AT ASSUMED ANNUAL RATES
                               SECURITIES    GRANTED TO                                   OF STOCK PRICE APPRECIATION
                               UNDERLYING   EMPLOYEES IN                                     FOR OPTION TERM($)(2)
                                OPTIONS        FISCAL       EXERCISE PRICE   EXPIRATION   ---------------------------
NAME                           GRANTED(#)      YEAR(1)          ($/SH)          DATE          5%             10%
----                           ----------   -------------   --------------   ----------   -----------   -------------
Robert P. Cummins............   100,000           7%            $8.00         3/6/2009     $503,116      $1,274,994
Reese S. Terry, Jr. .........        --          --                --               --           --              --
William H. Duffell, Jr.,
  Ph.D. .....................        --          --                --               --           --              --
Shawn P. Lunney..............    25,000           2%             8.00         3/6/2009      125,779         318,748
Stephen D. Ford(3)...........        --          --                --               --           --              --

---------------

(1) Total number of shares subject to options granted to employees in fiscal 1999 was 1,519,450 which number includes options granted to employee directors.

(2) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(3) Mr. Ford resigned from his position with Cyberonics in September 1999.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-end
Values. The following table sets forth, for each of the named executive officers, each officer's exercise of stock options during the fiscal year ended June 30, 1999 and the year-end value of unexercised options:

                                   SHARES                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                  ACQUIRED      VALUE         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                     ON        REALIZED     OPTIONS AT FISCAL YEAR-END      FISCAL YEAR-END EXERCISABLE/
NAME                             EXERCISE(#)    ($)(1)    EXERCISABLE/UNEXERCISABLE(#)(2)       UNEXERCISABLE($)(3)
----                             -----------   --------   -------------------------------   ----------------------------
Robert P. Cummins..............      --           --             $438,335/261,665                $3,325,625/427,500
Reese S. Terry, Jr. ...........      --           --                44,500/10,000                    419,969/94,375
William H. Duffell, Jr.,
  Ph.D. .......................      --           --               116,902/44,335                   982,506/101,769
Shawn P. Lunney................      --           --               141,167/65,583                 1,164,297/177,656
Stephen D. Ford(4).............      --           --               156,667/43,333                  1,321,250/94,375

---------------

(1) Represents market value of underlying securities at date of exercise less option exercise price.

(2) Options granted by Cyberonics generally vest over a four-year period such that 12.5% of the shares subject to the option vest on the six-month anniversary of the grant date, and 1/48 of the optioned shares vest each month thereafter until fully vested or five year periods and 1/60th of the optioned shares vest each month until fully vested.

(3) Market value of underlying securities at fiscal year-end ($12.50/per share) minus the exercise price.

(4) Mr. Ford resigned from his position with Cyberonics in September 1999.

REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describes the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended June 30, 1999. The information contained in the reports shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any previous or future filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

  To the Stockholders:

     The Compensation Committee of the Board of Directors, consisting of Dr. Appel and Mr. Coelho, is responsible for establishing the compensation payable to our executive officers and for administering our stock plans.

  Compensation Policy

     Our executive compensation policies are designed to attract, retain and motivate the highly skilled executive officers upon whose performance we are dependent by providing compensation packages competitive with those provided by similarly situated companies with whom we compete for key employees. It is our policy that compensation of executive officers should include base compensation coupled with stock-based incentive opportunities and cash bonuses based on their level of responsibility. We do not contribute to any retirement programs on behalf of any employees. Compensation levels for all employees, including executive officers, are generally established for each fiscal year near the beginning of the fiscal year.

  Base Salaries

     Base salaries for all employees are generally set at levels that are viewed as competitive. The increase in annual base salaries for non-officer employees for fiscal 1999 were established by the Board of Directors in June 1998, and generally reflected increases of 3% to 7% over fiscal 1998 levels. With respect to officers, the Compensation Committee determined that the primary elements of officer compensation were to be base salaries together with bonus plan earnings and equity participation through options. Based on a compensation analysis of similarly situated executive officers of other companies, the base salary levels of our officers were adjusted in September 1998 to insure competitive salary levels. No change was made to the salary of the Chief Executive Officer.

  Bonuses

     We generally establish target bonus levels for executive officers at the same time that annual salary levels are established for the fiscal year. For fiscal 1999, maximum bonus levels were set at 30% of base salary, the same as fiscal 1998. Bonus payout is generally tied to a number of company-wide performance goals. Based upon our performance during fiscal 1999, executive officers were paid 83% of their potential bonuses.

  Stock Option Awards

     The Compensation Committee evaluated the grant of stock options in fiscal 1999 to officers in light of the responsibilities of the officers and their current stakes in the long-term success of Cyberonics. Stock options were granted only to certain officers, based on the level of additional responsibility being placed on the officer during fiscal 1999 or in connection with the retention of the officer.

  Compensation of Chief Executive Officer

     The Compensation Committee believes that the compensation of the Chief Executive Officer, Mr. Cummins, should be closely tied to the success of Cyberonics, and should provide Mr. Cummins with a stake in the future success of Cyberonics. Mr. Cummins' base salary remained unchanged from his fiscal 1998 base salary. He was awarded a bonus equal to 25% of his base salary, which represented 83% of the maximum bonus that could be paid. In addition, based upon Mr. Cummins' performance on behalf of Cyberonics and because Mr. Cummins assumed additional responsibilities of Cyberonics in fiscal 1999, Mr. Cummins was granted options to purchase 100,000 shares of Common Stock at an exercise price equal to the fair market value as of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and ten-percent stockholders are also required by the rules of the Securities and Exchange Commission to furnish us with copies of all
Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received we believe that, for the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to our officers, directors and ten-percent stockholders were complied with, except as follows: Dr. Stanley H. Appel filed Form 4's late for a sale of shares and a gift of shares in February and March 1998; and Mr. Shawn Lunney filed a Form 4 late for the sale of shares in May 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of our stockholders, including Messrs. Cummins and Terry, Drs. Appel and Duffell and venture capital firms formerly affiliated with Mr. Cummins, are entitled to certain registration rights with respect to the Common Stock held by them.

     As of June 30, 1998, Rick L. Amos, formerly our Vice President, Sales owed us $100,000 under a loan for such amount provided to Mr. Amos in fiscal 1998 to cover certain relocation expenses. The loan bore interest at 8 1/2% per annum, and was secured by the shares of our common stock held by or underlying options held by Mr. Amos. All principal and interest on the loan was paid in January 1999.

     Covance Health Economics and Outcomes Services, Inc. provides health care reimbursement consulting services to us. We paid to Covance $693,844, $511,459 and $0 for such services in fiscal 1999, 1998 and 1997, respectively. Dr. Strauss, one of our directors, is the Executive Vice President of Covance.

     Our Bylaws provide that we are required to indemnify our officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that we are required to advance expenses to our officers and directors as incurred. Further, we have entered into indemnification agreements with our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

GENERAL

     Cyberonics' Certificate of Incorporation as currently in effect (the "Certificate"), provides that we are authorized to issue two classes of stock, consisting of 25,000,000 shares designated as Common Stock, $.01 par value per share, and 2,500,000 shares designated as Preferred Stock, $.01 par value per share.

     Our Board of Directors has authorized amendment and restatement of the Certificate, subject to stockholder approval, to increase the authorized number of shares of Common Stock by 25,000,000 shares, bringing the total authorized Common Stock up to 50,000,000 shares. Under the proposed amendment and restatement, the first paragraph of Article Fourth of the Certificate would be amended and restated to read as follows:

     "Fourth: The total number of shares of stock which the Corporation shall have authority to issue is fifty-two million five hundred thousand (52,500,000) shares of capital stock, classified as (i) two million five hundred thousand (2,500,000) shares of Preferred Stock, par value $.01 per share, of which fifty thousand (50,000) shares shall be designated as Series A Participating Preferred Stock, and (ii) fifty million (50,000,000) shares of Common Stock, par value $.01 per share."

     The stockholders are being asked to approve such amendment. The proposed amendment would give the Board the authority to issue additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law.

     Of the 25,000,000 currently authorized shares of Common Stock, 17,845,299 shares of Common Stock were issued and outstanding as of the Record Date. In addition, as of such date, approximately 4.5 million shares were reserved for issuance upon exercise of outstanding options; and approximately 635,000 shares were reserved for future grant under our stock plans. Accordingly, as of the Record Date, we had only approximately 2.0 million shares of authorized but unissued and unreserved Common Stock available for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of this proposed amendment and restatement of our Certificate of Incorporation to increase the authorized shares of Common Stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in connection with future stock dividends or splits, raising additional capital through the sale of our securities, providing options or other stock incentives to valuable employees, consultants or others, acquisition of another company or its technology, business or assets, or establishing a strategic relationship with a corporate partner.

     The Board of Directors has no present agreement, arrangement, plan or understanding with respect to the issuance of any such shares of Common Stock. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. Frequently, opportunities arise that require prompt action, and we believe that the delay necessitated for stockholder approval of a specific issuance could be detrimental to Cyberonics and its stockholders. Holders of our securities as such have no statutory preemptive rights with respect to issuances of Common Stock.

     The additional shares of Common Stock authorized will have all the rights and privileges which the presently outstanding shares of Common Stock possess. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of Cyberonics without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of Cyberonics more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. We have previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including the adoption of our Preferred Share Purchase Rights Plan, provisions in our stock plans permitting the acceleration of exercisability of outstanding options in the event of a sale of assets or merger and provisions of the Certificate authorizing the Board to issue up to 2,500,000 shares of Preferred Stock, the terms, provisions and rights of which may be fixed by the Board without stockholder action or approval.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of our Common Stock issued and outstanding on the Record Date will be required to approve the amendment and restatement of the Certificate. If the amendment is not approved, our authorized capital stock will not change. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

STOCK PRICE

     The closing price of our Common Stock on the Record Date, as reported on the Nasdaq National Market, was $17.4375.

                                 PROPOSAL NO. 3

        PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent accountants, to audit the books, records and accounts of Cyberonics for the current fiscal year ending June 30, 2000. Arthur Andersen LLP has audited Cyberonics' financial statements since the fiscal year ended June 30, 1988.

     A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of our Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Arthur Andersen LLP. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" APPROVAL AND RATIFICATION OF SUCH SELECTION. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgement.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     REESE S. TERRY, JR.

                                     Secretary

                                  DETACH HERE

          This Proxy is solicited on behalf of the Board of Directors

                                CYBERONICS, INC.

               ANNUAL MEETING OF STOCKHOLDERS - JANUARY 28, 2000

The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, and hereby appoints Robert P. Cummins and Pamela B. Westbrook, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on January 28, 2000, at 9:00 a.m., local time, at the South Shore Harbor Resort & Conference Center, 2500 South Shore Boulevard, League City, Texas, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE
-------------                                                      -------------

[X] PLEASE MARK                                                           ----
    VOTES AS IN                                                               |
    THIS EXAMPLE.                                                             |

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of Directors, FOR the amendment and restatement of the Company's Certificate of Incorporation, FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants, and as said proxies deem advisable on such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS
   NOMINEES: (01) Robert P. Cummins, (02) Reese S. Terry, Jr.,
   (03) Thomas A. Duerden, Ph.D., (04) Stanley H. Appel, M.D.,
   (05) Tony Coelho, (06) Michael J. Strauss, M.D. and (07) Alan J. Olsen

          FOR                                WITHHELD
          ALL    [ ]                     [ ] FROM ALL
        NOMINEES                             NOMINEES

[ ]
   ---------------------------------------
   For all nominees except as noted above

2. Proposal to amend and restate the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock by 25,000,000 shares.

          FOR       AGAINST        ABSTAIN
          [ ]         [ ]            [ ]

3. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 2000 fiscal year.

          FOR       AGAINST        ABSTAIN
          [ ]         [ ]            [ ]

and upon such other matter or matters which may properly come before the meeting or any adjournment thereof.

                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT [ ] LEFT


                                   (This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both should sign.)

Signature:
          ------------------------------------
Date:
     -----------------------------------------

Signature:
          ------------------------------------
Date:
     -----------------------------------------